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                AGREEMENT AND PLAN OF SHARE EXCHANGE

     AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement") dated this 30th day of November, 1997, by and between MO CENTER INTERNATIONAL INC., a Nevada corporation ("INFO CENTER INTERNATIONAL"), INFO CENTER, INC., a Washington corporation ("INFO CENTER!'), and WJ MARSHALL MANAGEMENT INC., sole shareholder of INFO CENTER, ("WJM').

     WHEREAS, the Boards of Directors of INFO CENTER INTERNATIONAL AND INFO CENTER deem it advisable and in the best interests its of MO CENTER INTERNATIONAL AND INFO CENTER that INFO CENTER INTERNATIONAL acquire INFO CENTER by exchanging all of the issued and outstanding shares of INFO CENTER for shares of INFO CENTER INTERNATIONAL (the "Share Exchange"); and

     WHEREAS, the Boards of Directors of INFO CENTER INTERNATIONAL and INFO CENTER have approved and adopted this Agreement as a "plan of reorganization" within the meaning of Sect-Ion 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and conditions contained herein, and for other goods and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree that INFO CENTER shall be merged with and into INFO CENTER INTERNATIONAL, the latter of which shall continue its corporate existence and be the corporation surviving the Share Exchange, upon and subject to the following terms and conditions:

                             ARTICLE I
                    GENERAL TERMS AND PROVISIONS

     Section 1.01. Effectiveness. At November 30, 1997, (the "Effective Date"), INFO CENTER INTERNATIONAL shall issue new INFO CENTER
INTERNATIONAL Common Stock in exchange for all of the outstanding INFO CENTER Stock on the terms provided herein, and INFO CENTER shall become a wholly-owned subsidiary of INFO CENTER INTERNATIONAL.

     Section 1.02, Taking of Necessary Action, INFO CENTER INTERNATIONAL and INFO CENTER shall take all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement, If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purpose of this Agreement or to vest INFO CENTER INTERNATIONAL with title to any or all of the properties, assets, rights, approvals, immunities, of INFO CENTER, the officers and directors of INFO CENTER INTERNATIONAL and its subsidiary, at the expense of INFO CENTER INTERNATIONAL shall take such necessary or desirable action,

                            ARTICLE 11
                         EXCHANGE OF SHARES

     Section 2.01. Exchange of Shares. On the Effective Date, INFO CENTER INTERNATIONAL shall issue 8,000,000 shares of its INFO CENTER INTERNATIONAL Common Stock to the sole shareholder of INFO CENTER in exchange for all of the issued and outstanding INFO CENTER Common Stock.

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     Section 2.02. Stock Legends. Certificates representing shares of
INFO CENTER INTERNATIONAL Common Stock shall bear a legend restricting transfer of the shares of the Common Stock represented by such certificate in substantially the form set forth below:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state law, and are 66 restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for We, sold, or otherwise transferred except pursuant to an effective registration statement under the Act and applicable state law, the availability of which is to be established to the satisfaction of the Company."

     INFO CENTER INTERNATIONAL shall, from time to time, make stop transfer notations in its records to ensure compliance in connection with any proposed transfer of the shares with the Act, and all applicable state securities laws.

     Section 2.03. Dissenting Shareholders. WJM, the sole shareholder of INFO CENTER waives its right to dissent,

                            ARTICLE III
                   REPRESENTATIONS AND WARRANTIES

     Each of INFO CENTER INTERNATIONAL and INFO CENTER represents to the other as follows:

     Section 3.01 Capitalization. It has no obligation under any agreement with any person to register any of its securities under the 1933 Act or any applicable state securities laws and, during the three years preceding the date of this Agreement, it has not sold or issued any of its securities in a transaction which was not registered under the 1933 Act or any applicable state securities law. There are no preemptive rights with respect to any of its securities,

     (a) INFO CENTER, INFO CENTER represents and warrants that its authorized capital stock consists of 500 shares of Common Stock, $100.00 par value, 10 of which are issued and outstanding as of November 30, 1997. All of the issued and outstanding shares of INFO CENTER are validly issued, fully paid, and nonassessable.

     (b) INFO CENTER INTERNATIONAL. INFO CENTER INTERNATIONAL represents and warrants that its authorized capital stock consists of 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which are issued or Outstanding', 50,000,000 shares of Common Stock, $0,01 par value per share, of which 0 shares were issued and outstanding as of November 30, 1997,

     Section 3.02 Principal Shareholders. No person owns of record or, to the best of its knowledge, owns beneficially five percent or more of any class of the issued and outstanding shares of its voting securities, except as set forth as follows:

     (a) INFO CENTER. WJM owns 100% of the outstanding shares of INFO CENTER, INC. Common Stock Section 3.03 No Subsidiaries, It has no subsidiaries

     Section 3.04 Options and Other Rights. There are no outstanding options, warrants, or rights to subscribe for, purchase, or receive shares of its common stock or any other securities convertible into common stock.

                            ARTICLE IV
                 CONDITIONS PRECEDENT TO THE MERGER

     The obligations of the parties under this Agreement are subject to the satisfaction of the' following express conditions precedent at or before the Effective Date,

     Section 4.01 Compliance with Laws. All statutory requirements for the valid consummation by it of the transactions contemplated by this Agreement shall have been fulfilled,

     Section 4.02 Blue Sky Filings. All Blue Sky filings and permits or orders required to carry out the transactions contemplated by this Agreement shall have been made and received containing no term or condition reasonably unacceptable to it.

     Section 4,03 Adequate Proceedings, All corporate and other proceedings in connection with the transactions contemplated herein and all documents incident thereto shall be reasonably satisfactory in form and substance to it and its counsel.

     Section 4.04 Certificate of President and Secretary. Each corporation shall have furnished to the other a certificate of the President or Vice President and the Secretary of the respective company, dated as of the Effective Date, to the effect that the representations and warranties of the respective company in this Agreement are true and correct at and as of the Effective Date, that no error, misstatement, or omission has been discovered or is known with respect to such representations and warranties, and that the respective company has complied with all the agreements and has satisfied all the covenants on its part to be performed at or prior to the Effective Date.

     Section 4.05 No Adverse Change. Between the date of execution of this Agreement and the Effective Date, INFO CENTER INTERNATIONAL and INFO CENTER (a) except in the ordinary course of its business, shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise, and (b) shall not have increased its issued and outstanding shares of common stock or any other securities, except as noted in Section 5.03 above.

                             ARTICLE V
                           MISCELLANEOUS

     Section 5,01 Assignment- This Agreement may not be assigned nor any of the performances hereunder delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

     Section 5.02 Headings. The article and section headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement,

     Section 5,03 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the par-ties hereto and their respective heirs, successors, legal representatives, assigns, and transferors.

     Section 5.04 Entire Agreement, This Agreement constitutes the entire agreement of the parties hererto with respect to the subject matter hereof There are no representations, warranties, conditions, or other obligations except as herein specifically provided- Any waiver, amendment, or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in other instance,

     Section 5.05 Counterparts, This Agreement may be executed in counterparts and each counterpart hereof shall be deemed to be an original, but all such counterparts together shall constitute but one agreement an original, but all such counterparts together shall constitute but one agreement.

     Section 5.06 Notices. All notices, requests, instructions, or other documents to, be given hereunder shall be deemed given if in writing, sent registered mail to INFO CENTER INTERNATIONAL:

     William J. Marshall
     16875 Terrace Road
     Winfield, B.C. V4V IB2
     Canada


to INFO CENTER:

     William J. Marshall
     16875 Terrace Road
     Winfield, B.C. V4V IB2
     Canada

to WJ MARSHALL MANAGEMENT, INC.:

     William J. Marshall
     16875 Terrace Road
     Winfield B.C. V4V IB2
     Canada

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement On the day and year first above written.

                              INFO CENTER INTERNATIONAL INC.

                              BY:  /s/ William J. Marshall
                                   William J. Marshall
                                   Its: President

                              INFO CENTER, INC.

                              BY:  /s/ William J. Marshall
                                   William J. Marshall
                                   Its: President

                              WJ MARSHALL MANAGEMENT, INC.

                              BY:  /s/ William J.. Marshall
                                   William J. Marshall
                                   Its:  President